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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Restaurant Acquisition Partners, Inc.

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-1 of our report dated October 24, 2005, on the financial statements of Restaurant Acquisition Partners, Inc. as of October 19, 2005 and for the period from October 3, 2005 (date of inception) to October 19, 2005, which appears in such Prospectus. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

October 27, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM